PS Business Parks, Inc.
                    Section 16(a) Reporting Power of Attorney

          The undersigned constitutes and appoints John S. Baumann, David Goldberg and Stephanie G. Heim, or each of them, as the undersigned's true and lawful attorney-in fact and agent, with full power of substitution and resubstitution, in the undersigned's name, place and stead, in any and all capacities, to sign any and all Forms 3, Forms 4 and Forms 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments and supplements to such forms, which are required of the undersigned, or which the undersigned may choose to file, with respect to the securities of Public Storage, Inc. (the "Company"), and to file the same with the Securities and Exchange Commission (the "SEC") and with other parties as required by the SEC.

          The undersigned grants to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or the substitute of substitutes of said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

          This Power of Attorney will become effective on the date entered below and will remain effective so long as the undersigned is subject to the reporting requirements contained in Section 16(a) of the Securities Exchange Act of 1934 with respect to Company securities or until sooner revoked at the sole discretion of the undersigned or, if earlier and solely with respect to the authority granted to such attorney-in-fact, the date any attorney-in-fact appointed hereunder shall cease to be employed with the Company or a company affiliated with the Company. All prior powers of attorney given by the undersigned for this purpose are hereby revoked and replaced with this Power of Attorney as of the date entered below.




                                                       By:   /s/ James H. Kropp
                                                       Name: James H. Kropp
                                                       Date: May 3, 2005